EXHIBIT 10-n


     TIRE RECYCLING TECHNOLOGIES CORPORATION, a wholly owned subsidiary of TITAN TECHNOLOGIES, INC. (hereinafter referred to as Licensor), is holder of patents, patent applications and technical experience based on the TRTM-60 Technology which it has invented and developed to operating standard as the TIRE RECYCLING PLANT/TRTM-60. For the purposes of this agreement, Licensor shall also be used to refer to any Foreign Sales Corporation formed hereafter by Tlre Recycling Technologies Corporation and/or Titan Technologies, Inc. for the purpose of marketing and sublicensing the TRTM-60 technology pursuant to the terms hereof and will stand in the place of full successor in interest to Tire Recycling Technologies Corporation and/or Titan Technologies Inc. with respect to all its/their rights and obligations hereunder.

     THE ENVIRONMENTAL SOLUTION AGENCY, on the other hand is interested in participating in this development and exploitation of LicensorOs inventions and designs using the experience and rights to be made available by the Licensor.

On this basis the firms

TITAN TECHNOLOGIES, INCORPORATED and TIRE RECYCLING TECHNOLOGIES CORPORATION 3206 Candelaria NE
Albuquerque, New Mexico 87107

(Licensor) on the one hand

and

ENVIRONMENTAL SOLUTION AGENCY
9131 College Pkwy.
B-13, Box 218
Ft. Myers, Florida 33919

(Licensee) on the other hand

conclude the following

                               LICENSE AGREEMENT

1. Subject of the agreement, definitions.
-----------------------------------------
The subject of this agreement is:

a) the domestic and foreign patent rights granted to or applied for in the name of the Licensor or assigned to Licensor (hereinafter referred to as agreement patent rights and listed in Schedule 1 attached to this agreement, which is to be completed concurrently by the Licensor);

b) the technical and economic experience, knowledge, development results and designs (hereinafter referred to as "Know-How" and listed in part in Schedule 2 attached to this agreement, which is to be completed concurrently by the Licensor);

gained before and during the term of this agreement within the material field of agreement.

Material field of agreement shall for the purposes of this agreement be taken to mean the development, design and the constructing of TRTM-60 plant according to the system as explained by the patent (s) applications attached as Schedule 1 and the material annexed hereto in Schedule 2.

2. Scope of the license.
------------------------
The Licensor hereby grants to the Licensee the exclusive right under agreement patent rights and Know-How:

TO CONSTRUCT IN EUROPE AND SOUTH AFRICA TIRE RECYCLING PLANTS, TYPE TRTM-60.

TO GRANT SUBLICENSES OF THE AGREEMENT PATENT RIGHTS AND KNOW- HOW AFTER HAVING RECEIVED THE PRIOR WRITTEN CONSENT OF THE LICENSOR.

Licensor  moreover  grants  the  nonexclusive   right  to  construct  and  grant
sublicenses with respect to the aforesaid rights in Saudi Arabia and the United Arab Emirates.

Transfer and assignment of the license right by the Licensee is excluded and requires a special agreement between the parties.

3. Liability and guarantee for the agreement patent rights.
-----------------------------------------------------------
The Licensor declares that it has the entire disposal and full ownership of the agreement patent rights and that it knows of no facts that could prejudice the legal validity of the agreement patent rights.

The Licensor is in no event liable should such facts arise after the coming into force of this agreement.

The Licensor does not accept any liability or guarantee for the industrial exploitability of the invention on which the agreement patent rights are bases.

4.   Fixed License Fee.
-----------------------
For the grant of the license in respect of the agreement patent rights and the Know-How, Licensee will pay to the Licensor a fixed license fee as a lump sum at the amount of USD $5,500,000.00.

This amount is payable 30 days after the order of a TRTM-60 plant by Licensee.

The fixed license fee in the aforesaid amount also has to be paid by the Licensee in the event of any sales by it involving the grant of sublicenses.

5. Royalty on turnover.
-----------------------
The Licensee shall pay to the Licensor a royalty calculated according to the turnover or gross sales of byproducts which the Licensee or Sublicensees achieve.

The royalty on gross sales of the byproducts from all plants licensed hereunder will be in the amount of 5%. The annual turnover will be determined on the basis of the calendar year.

The aforesaid royalty will be computed by the Licensee twice yearly, once at close of the six month period ending June 30 and once at the close of the six month period ending December 31st for each such plant licensed or sublicensed hereunder. This computation shall be completed no later than thirty days from the close of each such period, and payment of the royalty over to the Licensor shall be made no later than ninety days from the close of each such period.

6. Right of Audit.
------------------
The Licensor is authorized to have examined once annually by a certified public accountant or auditing company chosen by Licensor all documents which are necessary for computing the royalties.

7. Secrecy and exchange of Know-How.
------------------------------------
The parties to this agreement are bound to observe strict secrecy in respect of all Know-How in the material field of the agreement. This also applies after termination of this agreement.

The parties to this agreement agree to the reciprocal exchange of Know-How in the material field of the agreement for their own use. For this purpose, each party to this agreement can send after prior agreement up to 5 employees monthly to the development, test, design, and constructing departments of the other, in order to obtain information on questions which interest each such party concerning the state of development, innovations and improvements developed by the other party, and concerning other Know-How in the material field of the agreement. Other possibilities of exchange of KnowHow remain reserved.

8. Period of validity and termination of the agreement.
-------------------------------------------------------
Subject to the following provisions this agreement remains in force until expiration of the last agreement patent right or until terminated by mutual consent of the parties hereto.

The Licensor can terminate the agreement at its sole option after 12 months from the date of execution hereof, if the Licensee has not delivered a binding order for one TRTM-60 plant, including acceptable proof of funding.

The Licensee can terminate the agreement at its sole option one year's notice as of the end of the second calendar year following execution of this agreement.

Either party to this agreement can terminate the agreement without notice if the conduct of the other party substantially undermines the basis of trust necessary for this agreement. Further, the Licensor can terminate without notice, if the Licensee is more than two months in arrears with the payment of License fees or royalties.

9. Additional Conditions.
-------------------------
Place of performance is Albuquerque, New Mexico

Declarations of intention of legal nature such as notices, statements, demands, approvals, consents or other communications must be sent by registered post to be valid in law.

All communications are to be addressed to:

        Licensor        3206 Candelaria Northeast
                        Albuquerque, New Mexico 87107

        Licensee        9131 College Parkway
                        BD13, Box 218
                        Ft. Myers, Florida 33919

This is the entire integrated test of this agreement. No oral agreements or representations have been made. Any set-off or retention against the claim for license fees or royalties is excluded.

The ineffectiveness of one or more provisions of this agreement does not affect the validity of the others. Each party to this agreement can demand that a new valid provision be substituted which best achieves the economic purpose of the ineffective provision.

All conditions of this agreement apply also to the legal successors, if any, to the full rights of the parties to this agreement.

10.  State Approval.
--------------------
Each party to this agreement will endeavor to the best of its ability to bring about the granting of any government permits which in accordance with the laws of its country may be required for this agreement.

11.  Law to be applied and arbitration.
---------------------------------------
The law of the State of New Mexico shall be applied as regards interpretation of this agreement and to the resolution of any disputes arising hereunder or from the negotiation hereof.

Any disputes arising hereunder will be adjudicated in the courts of competent jurisdiction, state and federal, of the State of New Mexico.

12.  Binding version and coming into force.
-------------------------------------------
This agreement is drawn up and signed in English language.

For the rights and obligations of the parties to this agreement as well as for the resolution of all ambiguities and interpretation of the provisions hereof, the English version is exclusively binding.

This agreement comes into force after execution by the parties to the agreement and granting of the necessary permits, if any, by the authorities.


Licensor TITAN TECHNOLOGIES,       Licensee ENVIRONMENTAL SOLUTION
INC. and TIRE RECYCLING            AGENCY
TECHNOLOGIES CORPORATION


---------------------------        -------------------------------
Ronald L. Wilder, President

Signed this 12th day of February 1996.


AMENDMENT
TO LICENSE AGREEMENT
dated February 12, 1996

entered into between

Titan Technologies, Inc.

hereinafter referred to as "Titan" and

ESA World Trade, Ltd.

hereinafter referred to as "ESA" as follows:

In amendment of the license Agreement on certain patent rights for the construction and sublicensing for the Tire Recycling Plant Type TRTM 60, the parties hereto agree that

1) The scope of the exclusive license agreed in the License Agreement (Paragraph
2) and in the side letter to License Agreement (Paragraph 5) shall be expanded to North America and South America with the exception of any agreements or negotiations executed or begun by Titan prior to October31, 1996.

2) For the construction of all TRTM-60 plants to be sited in North America and South America the lump-sum license payment in the amount of US $5,500,000.00 shall be divided and paid as follows.

a) an amount of US $2,500,000.00 as license fee for the certain patents proprietary to Titan and a marketing markup to TitanOs FSC, to be allocated as $2,000,000.00 for the license fee and $500,000.00 as the marketing markup, the full sum of which is to be paid to TitanOs FSC for any sales of plants outside the United States and otherwise directly to Titan.

b) an amount of US $2,500,000.00 to ESA World Trade, Ltd, IBC, as a marketing fee.

c) an amount of US $500,000.00 to Strauss Investor Services, Inc., as an Incentive Fee.

3) The Royalty on turnover as agreed in the License Agreement (Paragraph 5) amounts to 7.5% (seven and one-half percent) of the gross sales of the byproducts. The Royalty shall be split as follows:

a) FSC 5.0 % (five percent) of the gross sales of by-products,

b) ESA World Trade, Ltd., 2.5% (two and one-half percent) of the gross sales of by-product.

4) All other terms and conditions of the License Agreement and the side Letter to the License Agreement remain unchanged and in full force and effect.


        ESA World Trade, Ltd            Titan Technologies, Inc.


        ---------------------           ---------------------------
        Dr. Josef Steiner, VP           Ronald L. Wilder, President


776-95-1-2.doc

SIDE LETTER
TO THE LICENSE AGREEMENT

dated February 12, 1996

entered into between


Titan Technologies Corp.

hereinafter referred to as "TITAN" and

Environmental Solution Agency

hereinafter referred to as "ESA" as follows:

In amendment, alteration and/or modification of the license agreement on certain patent rights for the construction and sub-licensing for the Tire Recycling Plant Type TRTM-60, the parties hereto agree that

1) The lump-sum license payment at the amount of US$ 5,500.000,Dfor the first plant in Austria (Pilot Plant) shall be shared and paid as follows:

a) an amount of US$ 500.000,- as license fee for that certain patents proprietary to TITAN, to through its wholly owned foreign sales subsidiary to be formed (hereinafter referred to as ,,FSCO),

b) an amount of US$ 1,000.000,- as marketing mark-up to FSC,

c) an amount of US$ 4,000.000,- to ESA World Trade Limited, IBC, as marketing fee.

2) For the construction of all other TRTM-60 plants to be sited in Europe, Australia, New Zealand and South Africa the lump-sum license payment at the amount of US$ 5,500.000,- shall be divided and paid as follows:

a) an amount; of US$ 1,500.000, as license fee for the certain patents proprietary to TITAN to FSC,

b) an amount of US$ 1,000.000, as marketing mark-up to FSC,

c) an amount of US$ 3,000.000, to ESA World Trade Limited, IBC, as marketing fee.

3) The royalty on turn over as agreed in the license agreement (paragraph 5.) amounts to 5% (five percent) of the gross sales of the by-products. The royalty shall be split as follows:

a) FSC 3,5% (three point five percent) of the gross sales of by-products

b) ESA World Trade Limited, IBC, 1,5 % (one point five percent) of the gross sales of by-products

4) For the efforts connected with the implementation of the TRTM-60 project in Europe the President of World Trade Limited, IBC, Mr. Josef Strauss, and his Austrian executive Vice-President, Mr. Josef Steiner, is herewith granted the option to buy 1,000.000 shares each of Titan Technologies Corp. at a price of US$ .75 per share and an option to buy 1,000.000 shares of Titan Technologies Corp. at a price of US$ 1 per share. This option is assignable to any corporate body or natural person nominated by Mr. Josef Strauss and Mr. Josef Steiner. This option will expire on February 12, 1997, if not exercised in writing.

5) The scope of the exclusive license as agreed in the license agreement (Paragraph 2.) shall be Europe, Australia, New Zealand and South Africa.

6) The license agreement shall be renewable on a yearly basis by giving written notice six month before end of the year.

The licensor, TITAN, waives its right to termination of the licensee agreement for five years go that the agreement can be terminated at December 31, 2001, the earliest.

In any event, the license agreement becomes permanent, i.e. until expiration of the last agreement patent right, if licensee, ESA, has solicited three binding orders for TRTM-60 plants.



-----------------------------           --------------------------
Environmental Solution Agency           Titan Technologies, (TRTC)
Josef Steiner, vice-President           Ron Wilder, President


                                  EXHIBIT 10-o

                  EXCLUSIVE MARKETING AND LICENSING AGREEMENT
                      BY AND BETWEEN DOWON COMPANY, LTD.,
                  AND TIRE RECYCLING TECHNOLOGIES CORPORATION

THIS EXCLUSIVE MARKETING AND LICENSING AGREEMENT (hereinafter referred to as the Agreement) is entered into by and between DOWON COMPANY, LTD., (hereinafter referred to as DOWON), a corporation of the Republic of Korea, and TIRE RECYCLING TECHNOLOGIES CORPORATION (hereinafter referred to as TRTC), a corporation of the State of New Mexico, USA.

WITNESSETH:

WHEREAS, TRTC is the exclusive proprietor and holder of certain tire recycling technology named the TRTM-60 Tire Recycling Process;

WHEREAS, TRTC and DOWON, for their mutual benefit intends to enter into an exclusive marketing and licensing agreement and a covenant to joint venture;

NOW THEREFORE, with mutual valuable consideration which is contained in this agreement and is acknowledged by both parties, the parties hereto agree as follows:

DEFINITION:

A. EXCLUSIVE MARKETING RIGHT: A right which only the DOWON herein can exercise and from which ALL OTHERS, including the TRTC, are prohibited directly or indirectly from exercising.

B. SALES AND MARKETING: The act or process of selling and merchandising the machine known as the TRTM-60 Tire Recycling Process(hereinafter referred to as TRTM-60), which is inclusive of all related equipment and or products derived by the TRTC from TRTM-60.

C. PRODUCT: Any or all material and substances produced by or derived from machine, inclusive of but not limited to the following: (1) CARBON BLACK, (2) OIL, (3) OIL PRODUCTS, (4) STEEL, and to the EXCLUSIVE RIGHT of any other substances or materials that the machine may now or during the life of this Agreement produce through research and development.


1       EXCLUSIVE MARKETING RIGHTS AND LICENSING AGREEMENT:
TRTC hereby grants and DOWON is hereby granted both exclusive marketing and manufacturing rights to manufacture, market, sell, maintain repairs and other necessary services, and distribute TRTM-60, including all related equipment, which includes, but is not limited to, catalysts, starters, and subsequent modifications thereof.

A. TERRITORY: This right and agreement shall comprise the continent of Asia, which shall include the list of countries attached hereto as Exhibit A.

B. CONSIDERATION: DOWON shall deliver and pay to TRTC a one time licensing fee in the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00 U.S.) per each TRTM-60 sold. The amount shall be paid in accordance with Section 6 of this Agreement. This license fee may be renegotiated at two (2) year intervals from the date hereof. In addition, a yearly use fee will be payable directly to TRTC by each purchaser of a plant from DOWON, and TRTCs duty to provide and replenish Starter and Catalyst for each such purchaser will be made contingent upon payment of such use fee. The amount of use fee will be negotiated by DOWON and TRTC on a transaction by transaction basis. The aforesaid license and use fees are in payment for the right to use TRTCs technology in plant sales by DOWON within the scope of its territorial grant of marketing and manufacturing rights and not in consideration for any business activities conducted in the Republic of Korea. TRTC maintains no business or physical presence in the Republic of Korea, and all sums received by TRTC from DOWON hereunder are merely in furtherance of this Agreement and its purposes. Each party shall bear and be liable of its own taxes due against them under the laws of the Republic of Korea. If required, DOWON shall be responsible for withholding and paying over to the appropriate tax authorities any and all withholding taxes which are assessed on TRTC. In this case, DOWON shall provide proof to TRTC of its withholding and payment of any such taxes.

C. REPORTING. DOWON will report to TRTC on a regular basis and at least quarterly as to the status of all current negotiations and material transactions and will provide TRTC with copies of all sales contracts in their original language and in English translation.

2 COVENANT TO JOINT VENTURE When TRTC has executed. agreements to sell the first five (5) TRTM-60s, DOWON and TRTC shall form a new corporation (hereinafter referred as the NEWCORP), which shall have the exclusive marketing rights to the rest of the world, SPECIFICALLY EXCLUDING ASIA. NEWCORPs outstanding shares shall be equally held by the parties and all shares distributed shall be issued equally between the parties.

A. BOARD OF DIRECTORS. NEWCORP shall have a Board of Directors consisting of five (5) directors, three (3) of whom shall be appointed by TRTC and two (2) of whom shall be appointed by DOWON.

B. INITIAL PRINCIPAL OFFICE. The initial principal place of NEWCORP shall be the offices of TRTC.

C. DISTRIBUTION OF GROSS INCOME. Upon formation of NEWCORP, all marketing income derived from TRTM-60 purchases will be payable to NEWCORP. From each such transactions, a sum of no less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS
($500,000.00) will allocated to NEWCORP as a mark up in consideration for its marketing activities, and, if the negotiated price warrants an increase, it is the intention of the parties hereto to increase the marketing mark up allocation to NEWCORP.

D. TERMINATION OF TRTCS MARKETING RIGHTS. Immediately upon the full execution the agreements to sell first five (5) TRTM-60s, TRTC shall stop any and all marketing and sales activities.

3. DISTRIBUTION OF INCOME FROM FIVE (5) TRTM-60S SOLD BY TRTC. The parties hereto acknowledge that TRTC has been engaged in the marketing of TRTM-60 on an independent basis during the period the arrangement embodied in this Agreement was being negotiated. TRTC does hereby agree that it will share all income inuring to it from the first five (5) TRTM-60s sales derived from the aforesaid marketing activity on an equal basis after deduction of all marketing expenses heretofore incurred by TRTC. As a matter of confirmation, TRTC shall provide and disclose any contracts, agreements, financial documents, and credit history of any purchasers, if available.

A. CONDITIONS PRECEDENT. As conditions precedent to TRTCs obligations hereunder, DOWON agrees that it will dedicate all sums received pursuant to this Subsection to the payment of certain operating expenses, including but not limited to FIFTY PERCENT (50%) of all marketing expenses incurred by TRTC from the date hereof, which expenses will include THIRTY PERCENT (30%) of TRTCs operating overhead to a maximum amount of FORTY-FIVE THOUSAND AND NO/100 DOLLARS ($45,000.00) per annum and such additional direct marketing expenses as DOWON and TRTC jointly agree are reasonable and necessary to effectuate the terms of this Agreement. All additional operating expenses to be paid hereunder will be more fully set out in a separate protocol which is incorporated by reference herein. Until DOWON has paid all the aforesaid expenses in full, TRTC will pay FIFTY PERCENT (50%) of all marketing income inuring to it from the first five (5) TRTM- 60s sales into an Escrow Account to be administered by a third party from which funds can be disbursed upon notification by TRTC to the Escrow Agent in order to enable DOWON to make payments of the operating expenses payable hereunder.

4. TERMINATION. Provided that the parties continue to meet all obligations as set out hereunder, this Agreement shall continue indefinitely. In the event either party to this Agreement fails to meet its obligations hereunder, the other party at its sole discretion may declare a default by providing written notice hereof to the defaulting party who will have sixty (60) days from receipt of such notice to cure said default. If such default is not cured within the prescribed time period, all marketing and manufacturing rights shall revert back to TRTC and the affairs of NEWCORP shall be wound up. Termination shall not cancel any existing and accrued though unpaid obligations of any of the parties hereto.

5. ASSIGNMENT. Any rights, agreements, and conditions of this Agreement is not assignable or transferrable by either party directly or indirectly without the written consent of the other party, which shall not be unreasonably withheld.

6. LICENSING FEE. For each payment received by DOWON from its customer for TRTM-60 sold, DOWON shall remit the corresponding proportion of the License Fee to TRTC within thirty (30) days of receipt of such payment from the customer. The License Fee payment to TRTC shall strictly adhere to the contract entered into by and between DOWON and the customer. As a matter of example, when DOWON receives one hundred percent (100%) of the total price of TRTM-60 on the date of the execution of the contract from the customer, DOWON shall be obligated to pay one hundred percent (100%) of the License Fee within thirty (30) days of the date of contract. If DOWON receives fifty percent (50%) of the total contracted price on the date of the execution of the contract, then DOWON shall be obligated to only pay fifty percent (50%) of the total price with thirty (30) days of the date of the contract. The remaining fifty percent (50%) of the Licensing Fee shall be paid within thirty (30) days of completion and full operation of TRTM-60. In any case, the final payment of the initial license fee payable to TRTC hereunder will be made by no later than thirty (30) days from the date of completion and full operation of TRTM-60 by DOWON pursuant to a sales contract. DOWON shall promptly disclose documents on all sales of TRTM-60, including payment schedule provisions and any other information requested by TRTC on the payment terms of each sale of TRTM-60.

7. WARRANTIES. TRTC warrants that it is the sole and exclusive and the originator of TRTM-60.TRTC agrees to indemnify and hold DOWON harmless from any claim arising from alleged infringements by TRTC or from DOWONs use of the TRTM-60 technology.

All TRTC's warranties provided to purchasers of TRTM-60 from DOWON under Section 1 hereof shall be the sole responsibility of DOWON which shall indemnify and hold TRTC harmless from any liability arising from any alleged breaches of warranty. TRTC shall indemnify DOWON for any liabilities incurred by DOWON as a result of any damages caused by any design, construction, equipment defects and any other defects manufactured or supplied by TRTC, specifically, but not limited to, Catalyst and Starter, in the TRTM-60 tire recycling process.

All modifications to the existing design of TRTM-60 made by either party hereto will be disclosed to the other party, and the right to patent such modnification will automatically be vested in the party to whom the modification has been disclosed for any country within the territorial scope of its manufacturing rights.

8. CONFIDENTIALITY. All information of whatever nature, whether technical or business, provided by one party to this Agreement to the other party shall be held in the strictest confidence and shall not be divulged to any other person or entity without the prior written consent of the party providing the information. Disclosure of such information to a third party without consent of both parties shall be a breach of this Agreement. Should either party hereto divulge such information to a stranger to this Agreement without the partys prior written consent, the party at fault shall pay liquidated damages to the other party in the amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) and such other damages as may be proven thereafter. The parties hereto agree to insert similar penalties in all sales contracts negotiated by them hereafter.

9. ENTIRE AGREEMENT. This Agreement is the complete and exclusive statement of mutual promises and consideration of the parties and supersedes and cancels any previous written and oral agreements and communications relating to any matter which is the subject matter of this Agreement.

10. FORCE MAJEURE. Neither party shall be liable to the other party for nonperformance or delay in performance of any of its obligation under this Agreement due to causes reasonably beyond its control including fire, flood, strikes, labor troubles or other industrial disturbances, unavoidable accidents, governmental regulations, riots, and insurrections. Upon the occurrence of such a force majeure condition the affected party shall immediately notify the other party with as much detail as possible and shall promptly inform the other party of any further developments. Immediately after the causes is removed, the affected party shall perform such obligations with all due speed.

11. FULL FORCE AND EFFECT. In the case where any of the provisions of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of the Agreement shall remain in full force and effect.

12. ATTORNEYS FEES. In the event of any litigation arising hereunder or from the negotiation hereof, the losing party shall pay to the prevailing party its attorney fees and all expenses in presenting or defending any claim submitted.

13. MODIFICATION. This agreement may not be modified in any manner except by a written agreement duly executed by the persons authorized to execute agreements on behalf of the parties.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico.

15. ARBITRATION. Any dispute arising or by virtue of this Agreement or any difference of opinion between the parties hereto concerning their rights and obligations under this Agreement, shall be finally resolved by arbitration. Such arbitration proceedings shall be in accordance with the applicable rules of arbitration of the American Arbitration Association. The arbitration shall be conducted by a panel of three arbitrators, one of whom will be chosen by each party and the third by mutual agreement of the arbitrators selected by the parties. The decision of the arbitration proceedings shall be final and binding upon both parties, provided, however, that any dispute subject to final and binding arbitration does not affect TRTCs rights to its proprietary technology.

16. NON-WAIVER. The parties hereto agree that failure to exercise or delay in exercising any right, power, or privilege under this Agreement on the part of either party shall not operate as a waiver of any right, power or privilege under this Agreement. The parties also agree that no single or partial exercise of any right under this Agreement shall preclude further exercise of such a right.

17. NOTICE. All notices shall be delivered via certified mail to the following addresses of each party:


Manufacturer:

                    Tire Recycling Technologies Corporation
                           3206 Candelaria Northeast
                         Albuquerque, New Mexico 87107

Marketer:

                              DOWON Company, Ltd.
                               246-1, Hakpyung-Ri
                            Bukil-Myun, Cheongwon-Gun
                            Chung-Buk, Korea 363-930

 copy to:

                                 Ronald J. Pak
                                Attorney at Law
                             11220 W. Jewell Drive
                             Denver, Colorado 80227


[THIS SPACE INTENTIONALLY LEFT BLANK.]
[EXECUTION ON THE FOLLOWING PAGE.]


Witnessed and executed this the ______ day of March, 1996.

TIRE RECYCLING TECHNOLOGIES CORPORATION:


By:
   -----------------------------------
Ronald L. Wilder
President

Sworn to and subscribed before me this
______ day of March, 1996.


--------------------------------------
Notary Public
My commission expires:


DOWON COMPANY, LTD.:



By:
   -----------------------------------
        Y. J. Chung
        President

Sworn to and subscribed before me this
______ day of March, 1996.


--------------------------------------
Notary Public
My commission expires:


                                  EXHIBIT 10-p

776-95-1-l.doc  Final Version


                            MEMORANDUM OF AGREEMENT
                            -----------------------

                  entered into this day..25..of...April...1996

                                    between

                           Titan Technologies Corp.,
         3206 Candelaria, Albuquerque, New Mexico 87107, United States

hereinafter referred to as "TITAN" and

                         Environmental Solution Agency,
             1243 Plumosa, Fort Myers, Florida 33901, United States

hereinafter referred to as "ESA" on the one side and

                             SKODA Klatovy S.R.O.,
                   Domazlicka, 33901 Klatovy, Czech Republic

hereinafter referred to as "SKODA" on the other hand:

Recitals

WHEREAS, TITAN is the holder of patents, patent applications as listed in Schedule ./1 and technical experience based on the TRTM-60 TECHNOLOGY which it has invented and developed to operation standard as the "Tire Recycling Plant TRTM-60".

WHEREAS,  TITAN  has  gained  technical  and  economic  experience,   knowledge,
development results and designs as listed in Schedule ./2 (hereinafter referred to as "Know-How").

WHEREAS, ESA is the holder of the exclusive master-license for Europe, Australia, New Zealand and South-Africa under which license ESA is entitled to use and exploit the above mentioned patent rights and Know-How to construct Tire Recycling Plants, type TRTM-60, and to grant sub-licenses for the construction and for the operation of Tire Recycling Plants, Type TRTM-60;

WHEREAS, experts and delegates of TITAN, ESA and SKODA have examined two Tire Recycling Plants, Type TRTM-60, already operating in South Korea to their full contentment as to readiness and fitness for operation;

WHEREAS, TITAN, ESA and SKODA intend to further develop the patents and Know-How and redesign the Tire Recycling Plant TRTM-60, to meet and comply with all relevant standards of the European Community (hereinafter referred to ,,E.C.Standard) and national standards of those countries where plants will be sited, construct a Tire Recycling Pilot Plant, ,,Type TRTM-60 E.C.-Standard, and market and distribute the Tire Recycling Plant TRTM-60 E.C.-Standard in Europe and South Africa.

WHEREAS, SKODA is an internationally renown and well-reputed constructor of plants and civil engineering specialist.

NOW THEREFORE, the parties to this Agreement for the mutual benefits and considerations contained herein have agreed as follows:

                                       I.
                   Description of Works and Services of SKODA
                   ------------------------------------------

1) For the works and services to be rendered under this Agreement, SKODA shall act as General Contractor according to the Conditions of Contract for Works of Civil Engineering Construction (,,FIDIC-Red Book) and the Conditions of Contract for Electrical and Mechanical Works (,,FIDIC-Yellow Book) fully liable for defects in the works, services, equipment, materials or other supplies or inaccuracies or insufficiencies in technical documents even such defect result from acts or omissions on part of itS sub-contractors.

2) SKODA as General Contractor shall

2.1) Redesign and improve the Tire Recycling Plant TRTM-60 as to meet and conform to E.C.-Standard and comply with national regulation and standards imposed by the national legislator of the country where the Tire Recycling Plant will be constructed and operated;

2.2) Develop and construct a Tire Recycling Pilot Plant (E.C.-Standard) in Austria under a FIDIC Contract to be concluded with the owner and/or operator (employer) of the pilot plant. This Pilot Plant is intended to be sited in Traiskirchen, Lower Austria, and shall comply with all applicable regulation and statutes necessary for the continued operation of the Tire Recycling Plant including, but not limited to, environmental laws, air pollution regulation, employee protective ordinances, etc. SKODA shall liase with the competent authorities and agencies and follow their advice and instructions so that the Pilot Plant will be operated with all necessary permits and required approvals.

2.3) Assist in the obtaining and procurement of all necessary permits, approvals and licenses for the construction and test-operation of the Tire Recycling Pilot Plant, particularly provide the technical documentation and technical support as required by the relevant Austrian Authorities and Agencies and thereafter SKODA shall test-operate the Tire Recycling Pilot Plant for a period of one month.

2.4) Assist in the obtaining and procurement of all necessary permits, approvals and licenses for the continued operation of the Tire Recycling Pilot Plant, particularly provide the technical documentation and technical support as required by the relevant Austrian Authorities and Agencies.

2.5) After taking-over to and acceptance of the Pilot Plant by the owner and/or operator (employer), which shall not take place and will not be accepted until all necessary permits and approvals for the continued operation of the Pilot Plant have been obtained from the relevant Austrian authorities, maintain and service the Pilot Plant on terms to be agreed upon.

                                      II.
                              Support of Titan/ESA
                              --------------------

1) TITAN shall provide SKODA with and submit to SKODA all drawings, specifications and technical documents in its possession referring to the two Tire Recycling Plants in operation in South Korea as basis for the redesigning and development to E.C.-Standard.

2) TITAN and ESA shall appoint and send two civil engineers, employed and paid by TITAN and ESA, to the SKODA research and development site to assist SKODA in the redesigning and development work and to guarantee continuity of development and Know-How of the Tire Recycling Plant, Type TRTM-60 (E.C. Standard). All costs, such as, but not limited to, salaries, travel-expenses, accommodation and disbursement for the two TITAN/ESA appointed civil engineers shall be born by TITAN/ESA.

3) TITAN and ESA shall assist SKODA and the owner and/or operator of the Tire Recycling Pilot Plant in the application, obtaining and procurement of all required permits, approvals and licenses or the construction, test operation and continued operation under all relevant Austrian and E.C. Law, Statutes, Ordinances, Regulations and other provisions to be obeyed.

                                      III.
                         Patents and Right of Ownership
                         ------------------------------

1) TITAN declares that it has the entire disposal and ownership for the patent rights as listed in Schedule ./1 and and that it knows of no facts that could prejudice the legal validity of those patent rights. In no event TITAN and ESA shall be liable for facts arising after coming into force of this agreement prejudicing the legal validity of those patent rights.

2) The final results of the redesign to and development of the Tire Recycling Plant TRTM-60 E.C. Standard, including, but not limited to, copyright, drawings,technical specifications and documentation, know-how and patentable inventions shall become the exclusive property of TITAN.

3) All proprietary rights to designs, know-how, copyright, patentable inventions or innovations, improvements, etc. shall be transferred and assigned to TITAN without special payment, royalty or consideration other than agreed upon in this Contract. TITAN shall be exclusively entitled to apply for and register any patents or patent improvements or innovations resulting from the redesigning and development of the Tire Recycling Plant Type TRTM-60 (E.C.- Standard). SKODA shall sign all necessary applications and give its approval to the registration of such patents or patent improvements on behalf of TITAN. SKODA shall assist TITAN that its proprietary rights will be protected and registered as well as defended against other claimants

                                      IV.
                       Development and Construction Costs
                       ----------------------------------

1) SKODA shall submit to TITAN and ESA an accurate and binding cost account(FIDIC-tender) for each stage of redesigning and development as described in II.2.1) - 2.5) (above) within 30 days after receipt of all technical documentation on the Tire Recycling Plant TRTM-60 at disposal of TITAN and ESA.

2) The parties shall agree on general specifications and conditions of contract for those works and services to be rendered by SKODA in the construction of all Tire Recycling Plants Type TRTM-60 (E.C.-Standard) for which SKODA will act as general contractor for the planning and construction for the Tire Recycling Plants.

3) Furthermore, the parties shall agree on a fix sum to be paid to SKODA by the owner and/or operator (employer) for the construction and works and services of the general contract or SKODA. SKODA agrees to render the works and services agreed upon between the parties to this agreement to any owner and/or operator (employer) of a Tire Recycling Plant Type TRTM-60 (E.C.-Standard) nominated by TITAN and ESA in Europe and South-Africa under the terms and conditions of the FIDIC-Red Book and FIDIC-Yellow Book.

4) The fixed sum agreed for the works and services of SKODA according IV. 2) and
3) shall be indexed (price-adjusted) according the following formula:

                                       V.
                                 Time Schedule
                                 -------------

The parties to this Agreement and the owner and/or operator of the Tire Recycling Pilot Plant shall agree on a time and delivery schedule for each stage of redesigning, development, construction and test operation according II. 2.1)
- 2.5) (above) within 30 days after receipt of the SKODA cost account  according
IV. (above) by TITAN and ESA.

                                      VI.
                            Service and Maintenance
                            -----------------------

1) SKODA shall enter into a Service and Maintenance Agreement with the operator of the Tire Recycling Pilot Plant at fair market conditions and according international service standards after completion of construction and test operation of the pilot plant.

2) During service and maintenance, SKODA shall continue to suggest appropriate improvements, innovations and alterations of the pilot plant in order to increase machine reliability, product quality and cost efficiency of the Tire Recycling Plant TRTM-60 (E.C. Standard). For such improvements, developments and know-how, the provisions of III. (above) shall apply mutatis mutandis.

                                      VII.
                                    Warranty
                                    --------

SKODA warrants remedy of all defects, insufficiencies, flaws etc. appearing within one year after taking-over and acceptance of the Pilot Plant by the operator at the sole expense of SKODA unless such defect directly results from the evident mishandling or misoperation of the plant and/or its machines or equipment by the operator.

                                     VIII.
                                Retention money
                                ---------------

Under the FIDIC-construction contract between SKODA and the owner and/or operator of the Pilot Plant, the employer shall be entitled to retain 5 % of the total price for the construction of the Pilot Plant during the warranty period (defects liability period). SKODA can redeem the retention money by submitting an abstract bank guarantee of an international top-rated bank institute in like amount and with expiration date not prior to the end of the warranty period.

                                      IX.
                            Consideration for SKODA
                            -----------------------

1) It is agreed between the parties that SKODA will not charge and invoice TITAN and ESA or the owner and/or operator of the Tire Recycling Pilot Plant for redesigning, development to E.C.-Standard, improvement and pertinent inventions and/or innovations of the Tire Recycling Plant TRTM-60.

2) It is further agreed that SKODA as general contractor shall construct the Tire Recycling Pilot Plant according the cost account as agreed under IV. and under the FIDIC- construction contract to be concluded between SKODA and the employer (owner and/or operator).

3) For the development work and services rendered by SKODA under this Agreement, TITAN and ESA grant SKODA the exclusive right of first refusal to be employed as general contractor for the construction of all Tire Recycling Plants, Type TRTM-60 (E.C.-Standard) in Europe, Australia, New Zealand and South Africa, if the SKODA redesigned and improved Tire Recycling Plant meets ,,E.C.-Standard and relevant national standards, ordinances, regulations, etc. and contingent E.C.-Rule is not contravened.

4) Furthermore, SKODA has shown interest to construct and operate a Tire Recycling Plant, Type TRTM-60, in the Czech Republic. The parties will consider licensing SKODA for the construction and operation of this Czech sited plant and setting-off the fixed license fee and the royalty on the turn-over against SKODA works and services for the redesigning and development to E. C.-Standard.

5) Finally, the parties consider future cooperation in the material field of plastic recycling technology. TITAN has gained specific technical and economic experience, knowledge and know-how and considers to cooperate with SKODA in the further development and construction of a Plastic Recycling Pilot Plant on terms similar to this Contract but still to be negotiated and agreed upon.

                                       X.
                                    Secrecy
                                    -------

The parties to this agreement shall observe strict secrecy in respect to all know-how and other proprietary information of the parties that might be of value or interest to a third party not involved in the present contract unless the express prior written approval of the other parties has been obtained. This secrecy obligation remains in full forth after termination or expiration of this agreement.

                                      XI.
                        Period of validity of Agreement
                        -------------------------------

1) This agreement remains in force until expiration of the last patent right (as listed in Schedule ./1) or until terminated by mutual consent of the parties hereto.

2) Either party can terminate the agreement with immediate effect by a written notice to all other parties to this agreement, if:

a) The conduct of a party to this agreement substantially undermines the basis of trust necessary for the future cooperation under this agreement.

b) One party to this agreement is in breach of contract and, notwithstanding a written notice to remedy the breach of contract situation within one month after dispatch, continues to be in breach of contract.

                                      XII.
                                    Entirety
                                    --------

This Agreement constitutes the entire agreement between the parties. Any agreement, statements or any other circumstances of legal relevance made or occurred before or at the conclusion of this Agreement, loose any effect with the conclusion of this Agreement.

                                     XIII.
                                     Waiver
                                     ------

No act or omission by a party may be deemed to be a waiver of any rights, if such a waiver is not declared explicitly and in writing.

                                      XIV.
                            Nature of this Agreement
                            ------------------------

1) This Agreement does neither constitute a company nor a similar relationship nor an employment relationship.

2) None of the parties may act in the name or for the account of the other party.

                                      XV.
                              Form and Time-Limits
                              --------------------

1) No modification or amendment of this Agreement, including this clause, shall be effective unless made in writing and at least signed by the party against whom the modification or amendment shall be enforced.

2) Any communication to be given under this Agreement or according to the law applicable shall be made in writing and by registered mail. The calculation and the meeting of deadlines is determined by the post stamp of an Austrian or U.S. post office.

3) All communication under this contract are to be addressed to:

        TITAN: 3206 Candelaria, Albuquerque, New Mexico 87107, United States

        ESA: 1243 Plumosa, Fort Myers, Florida 33901, United States

        SKODA: Domazlicka, 33901 Klatovy, Czech Republic

                                      XVI.
                                   Schedules
                                   ---------

The schedules to this Agreement constitute an integral part of this Agreement, if this Agreement does not explicitly provide for otherwise.

                                     XVII.
                                  Severability
                                  ------------

1) Should any provision of this Agreement be or become illegal or unenforceable, the remainder of this Agreement shall not be affected.

2) These provisions are automatically replaced by valid and enforceable provisions, which achieve the intended effect as good as possible.

                                     XVIII.
                                 Governing Law
                                 -------------

This Agreement including the issue of its valid conclusion and its pre- and post-contractual effects is governed by the laws of Austria, except the Rules on Private International Law (Conflict of Laws) and thereby any renvoi to other jurisdiction or law shall be excluded.

Furthermore, the Conditions of Contract for Works of Civil Engineering Construction (FIDIC-Red-Book) and Conditions of Contract for Electrical and Mechanical Works (FIDIC-Yellow Book) of the Federation International des Ingenieurs-Conseils apply unless this contract provides for otherwise. In case of discrepancies between this agreement and the FIDIC-conditions of contract, this agreement shall prevail.

                                      XIX.
                 Place of Performance/Jurisdiction/Arbitration
                 ---------------------------------------------

1) The place of performance is the site of the Pilot Plant in Austria.

2) Any disputes concerning this Agreement including the issue of its valid conclusion and its pre- and post-contractual effects are exclusively and finally decided and settled by an arbitration tribunal constituted and ruling under the Rules of Conciliation and Arbitration of the International Chamber of Commerce composed of three arbitrators appointed in accordance with the said Rules. Place of arbitration shall be Paris. The language of the arbitration proceedings shall be English language.

                                      XX.
                     Binding version and Coming into Force
                     -------------------------------------

1) This contract - except for the mutual obligations and rights of II. 2.2) - 2.5) comes into force with execution by the parties to this agreement. The mutual rights and obligation of II. 2.2) - 2.5) come into force with acceptance of the SKODA tender according IV. 1) and agreement on the time-schedule V.by the owner and/or operator of the Tire Recycling Pilot Plant.

2) This agreement is drafted and signed in English language. A German version is attached for convenience only. In case of ambiguity and for interpretation of this Agreement, the English version is exclusively binding and authentic.

                                      XXI.
                       Drafting of Subsequent Agreements
                       ---------------------------------

To safeguard continuity of this Memorandum of Agreement with all subsequent contracts to be drawn up and signed between the parties and the owners and/or operators of Tire Recycling Plants Type TRTM-60 (E.C.- Standard) in Europe and South-Africa, the parties appoint Dr. Helmut Steiner (attorney at law) and Dr. Friedrich Bubla, LL.M. (attorney at law), or the drafting and further handling of all subsequent agreements between the parties and prospective and future owners and/or operators (employers) of the Tire Recycling Plant TRTM-60 (E
 .C.-Standard).



_________________________                         __________________________
TITAN                                             ESA




                        ________________________
                        SKODA


                                  EXHIBIT 10-q

Addendum to Memorandum of Agreement
dated on 25th April, 1996

Ad Pkt IV/1

SKODA shall submit the binding cost account describe more fully in sub part "IV/l" within 45 days.

Ad Pkt IV/4

The fixed sum cost account shall be denominated in US-Dollars.

The fixed price of the pilot plant shall be the basis for this calculation. SKODA may inrease this price according the inflation rate of the Czech Republic, but not more than 10 % (ten percent) annually.

Ad Pkt VII

SKODA warrants remedy of all mechanical defects .................

results form the principles of the technical solution, experience, knowledge and development results and designes gained by TITAN and evident mishandling
 ............

Ad Pkt IX/5

5.
Furthermore, SKODA on base of this Memorandum of Agreement is sole producer and supplier of technological equipment manufactured according to the documentation of TITAN and redesigned by SKODA for territory mentioned in this Memorandum.

Point 5 was changed to point 6.

Ad Pkt X

This secrecy obligation remains in full forth after termination or expiration of this agreement as long as the aforesaid patents are in effect or for a period of twenty years, whichever period is longer.


     _____________________              _______________________
             TITAN                                ESA

     _____________________
             SKODA


                                  EXHIBIT 10-r


IRREVOCABLE OPTION AGREEMENT


     This Agreement is made and entered into this 10th day of June, 1996, by and between ABTECH INDUSTRIES, L.L.C., and Arizona limited liability company (AbTech), and TIRE RECYCLING TECHNOLOGIES CORPORATION, a New Mexico corporation
(TRTC).


RECITALS:


     A. AbTech is the owner of certain technology (including patents pending) and possesses certain know-how, trade secrets, methods and concepts relating to the recovery of oil and other chemical-based spills which, when applied, cause the absorption or adsorption of such spills (the Technology);

     B. TRTC possesses certain technology, know-how, trade secrets, methods and concepts enabling TRTC to construct equipment to enable the recycling of absorbent and adsorbent materials and oil or other chemicals involved in a spill (the Equipment) which Equipment must be specially designed and manufactured for use in conjunction with AbTech's Technology and which can also be utilized to recycle used motor oil when not engaged in spill related recycling; and

     C. AbTech desires TRTC to develop and manufacture Equipment for use in conjunction with the Technology on an exclusive basis, with the limitations set out below and TRTC desires to grant to AbTech and its successors or affiliates an irrevocable option to purchase the Equipment from it on such basis, all upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and promises contained herein the parties do hereby agree as follows:

     1. Incorporation of Recitals. The Recitals hereinabove set forth are incorporated by reference as if fully rewritten herein.

     2. Grant of Perpetual Option. Provided that AbTech issues its purchase order to TRTC no later than December 15, 1997, for the purchase of one unit of TRTCs Equipment designed to meet AbTechs needs for the price and upon the terms set forth in Exhibit A, TRTC grants to AbTech or its assigns the option to hereafter purchase such additional Equipment (including that which may incorporate any modifications or improvements which may be developed by TRTC and/or AbTech or their affiliates) on an exclusive basis upon the same terms and conditions provided, however, that in the event that TRTC desires to build and operate a unit in an area which has not been designated as the exclusive territory of AbTech or an affiliate or licensee of AbTech, and AbTech determines in its sole and absolute discretion that it would be beneficial for TRTC or one of its affiliates to operate a unit in such area, AbTech may permit such operation of a unit upon such terms as may be mutually acceptable to the parties. TRTC hereby covenants on behalf of itself, its successors, and its assigns that it will not sell units or enter into any disposal or recycling agreements with any competitor of AbTechs or other manufacturer of absorptive or adsorptive materials used or intended to be used in the recovery of oil spills without AbTechs consent in writing. All equipment manufactured by TRTC for use in connection with the Technology shall comply with all state, federal or local rules, regulations and codes, and TRTC shall be responsible for facilitating the granting of any licenses or permits which may be necessary in order for AbTech or its assigns to operate the unit(s).

     3. Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior understanding or written or oral agreements among them respecting the subject matter hereof; provided, however, that neither this Agreement nor the actions of the parties pursuant hereto shall in any way affect nor diminish the scope or application of that certain Agreement dated March 26, 1996, by and between the parties concerning, among other things the disclosure and use of confidential information.

     4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Arizona.

     5. Attorneys Fees. If either party institutes a suit against the other in connection with this Agreement or its enforcement, the successful party to any such action shall be entitled to recover from the other party reasonable attorneys fees (not to exceed the actual attorneys fees incurred), witness fees and expenses and court costs in connection with said suit, both at the trial and appellate levels.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ABTECH INDUSTRIES, L.L.C.,                    TIRE RECYCLING TECHNOLOGIES
an Arizona limited liability company          CORPORATION, a New Mexico corp.


By:_______________________________            By:_____________________________


Its:_______________________________           Its:_____________________________



          EXHIBIT A
     ABTECH COST ANALYSIS

A. PROCESS MATERIAL AND EQUIPMENT

Process Pipe Material ..........        82,000.00
Insulation .....................         4,500.00
Specialty Sheet Cost ...........         9,000.00
Tank-Condenser #1 ...... 300 gal         1,560.00
Tank-Condenser #2 ...... 300 gal         1,560.00
Tank-Feeder Storage .... 300 gal         1,560.00
Tank-Burner Fuel Strge.. 300 gal         1,560.00
Tank-Gas Storage ...............         1,560.00
Feed Conveyor ..................        18,000.00
Reactor Chamber ................       190,000.00
Hydraulic Unit .................        65,000.00
Condenser #1 ...................        29,800.00
Condenser #2 ...................        29,800.00
Process Chiller ................        20,000.00
Burner .........................        32,500.00
1st Storage Transfer Pump ......         1,950.00
2nd Storage Transfer Pump ......         1,950.00
Seal Oil Transfer Pump .........         1,950.00
Process Gas Pump ...............        36,800.00
Discharge Tank .................         5,000.00
Shredders ......................       250,000.00
Oil/Water Separator-Centrifuge .        20,000.00
Catalyst Feeder ................         5,000.00
Conveyor-Feed ..................         3,000.00
Conveyor-Discharge .............         3,000.00

              Subtotal A .......   $   817,050.00



B. SUBCONTRACTORS

Controls - PLC & Engineering       169,000.00
Controls - Hardware ........        87,100.00
Reactor Construction .......       124,000.00
Electrical - Power .........        95,000.00
Electrical - Controls ......       102,000.00
Project Development Cost ...        32,500.00
Engineering Cost ...........       100,000.00

Subtotal B .................   $   709,600.00

C. LABOR

Fitter (Field)
Insulator .................         6,000.00
Millwright ................         9,000.00
Quality Control - Start Up          3,120.00
Project Supervisor - Piping         4,485.00
General Supervisor ........         2,579.00
Project Manager ...........        24,000.00
Detailing .................         4,500.00

Subtotal C ................   $   101,624.00

D. LABOR RELATED
                                                COST       COST/MM       TOTAL
Taxes & Insurance (Plbg/Pipe/lns) .......     48,120.00       20%       9,624.00
Taxes & Insurance (PM/Eng/Sup) ..........     25,004.00       15%       3,751.00
Taxes & Insurance (Clerk/Detailer) ......      4,500.00       13%         585.00
Safety Programs ..............1% of Labor                               1,016.00
Fringes ......................9% of Labor                               9,146.00
 Small Tools ............................      3,262.00      0.65       2,120.00
 Rental Equipment .......................      3,262.00      0.48       1,569.00
 Detail Burden ..........................     160 HOURS      8.39       1,342.00

Subtotal D ..............................                          $   29,153.00


E. MISCELLANEOUS

                                     QUANTITY           RATE             COST
Trucks ........................      8 Months            650.00         5,200.00
Car ...........................      1 Month             780.00           780.00
Job Shack .....................      4 Months          1,950.00         7,800.00
Per Diem ......................                                        58,968.00
Travel Expenses ...............      21 Months         1,300.00        27,300.00
Telephone .....................      4 Months            975.00         3,900.00
Outside Rental ................      (Taxable)        10,602.00
Delivery Expense ..............                                        11,050.00

        Subtotal E ............                                   $   125,600.00

F. BID SUMMARY

Process material & Equipment         817,050.00
Subcontractors .............         709,600.00
Labor ......................         101,624.00
Labor Related ..............          29,153.00
Miscellaneous ..............         125,600.00

        Total All Items ....   $   1,783,027.00

        Mark-up ............       1,200,000.00

        Total Price ........   $   2,983,027.00

The Total Price shall be payable one third upon the execution and delivery of AbTechs purchase order, one third upon delivery and installation of the Unit(s) and one third 30 days following the date upon which the Unit(s) becomes fully operational.

In addition to the Total Price, TRTC shall also receive an on going royalty with respect to each unit sold equal to 50% of the royalties received by AbTech from its assigns from the recycling revenues generated by the use of such unit(s) to recycle spill remediation products.

The Total Price set forth above shall also include all necessary technical support and expertise to ensure successful construction, installation and operation of the unit including site supervision, consultation and technical training of the operational crews responsible for manning and operating the unit. TRTC shall also provide at its sole cost and expense during the operating lifetime of the Units all maintenance, service, and adjustments to maintain the Units in operating condition. TRTC represents and warrants that the price allocated above for components integrated into the unit shall not exceed the cost of same charged or allocated with respect to TRTCs sale of tire recycling units, except for specialized processed pipe material and steel used in fabrication of the Reactor Chambers.

All manufacturers warranties on the component parts of the Unit(s) shall be assignable and assigned to AbTech and/or its assignees. TRTC warrants that the catalyst will process spill remediation products and the proper functioning of the main processing chamber(s). The obligations of TRTC under this provision will terminate in the event of improper operation of the Unit(s) by AbTech or its assigns to the extent such improper operation adversely impacts the proper operation of the Unit(s). Seller represents and warrants that each Unit shall be capable of processing not less than __50__ tons of material per ___Day____.


                                  EXHIBIT 10-s

                                OPTION AGREEMENT


THIS OPTION AGREEMENT is made as of the __4__ day of September, 19 96 (the Effective Date) by and between Tire Recycling Technology Corporation, Inc., with principal place of business at 3206 Candelaria, N.E., Albuquerque, New Mexico 87107 (TRTC), Adherent Technologies, Inc., with principal place of business at 11208 Cochiti SE, Albuquerque, New Mexico 87123 (Adherent) and Fiberite, Inc., with principal place of business at 2055 East Technology Circle, Tempe, Arizona 85284 (Fiberite).

                                    RECITALS

     A. TRTC is engaged in the business of manufacturing and selling commercial plants which recycle waste tires, using a proprietary process and methodology developed by TRTC (the TRTC Core Technology). TRTC licenses the TRTC Core Technology to the operators of these plants, subject to a payment of a royalty relating to the sale from the plant of the various products produced and sold. As of the Effective Date, TRTCs business is to manufacture large capacity recycling plants incorporating the TRTC Core Technology and capable of processing 100 tons or more of tires per day, and to sell those plants to be operated by governments or individuals.

     B. TRTC is also engaged in ongoing research and development of the TRTC Core Technology for the purpose of modifying and enhancing the TRTC Core Technology such that it may establish a technology for the commercial recycling of the organic matrix composite materials in the Field, defined in Section 1.2 below (the TRTC Enhanced Technology). The TRTC research on plastics and other composite recycling is being conducted through an arrangement with Adherent, a research laboratory operated by Ronald Allred. Mr. Allred is also a director of TRTC.

     C. Adherent has received contracts from the Department of the Army and from the U.S. Air Force to apply to research and development of the TRTC Enhanced Technology, including without limitation research on plastic and other composite technology directed toward the depolymerization of carbon fiber reinforced composite materials. In addition, Adherent has received a contract from the Advanced Research Project Agency of the Department of Defense for research on recycling scrap electronic components such as used computers, fax machines and copiers.

GT\5537768-6

     D. Fiberite is in the business of manufacturing, producing and distributing pre-impregnated organic matrix composite materials (i) to the aerospace, marine and leisure industry, (ii) to the industrial, electrical and automotive industries, and (iii) to the military and commercial printed circuit board industries.

     E. Fiberite is interested in conducting market and other research for the purpose of determining whether the TRTC Core Technology, as further developed through the arrangement with Adherent into the resulting TRTC Enhanced Technology, would be useful to Fiberite for the purpose of providing recycling of certain organic matrix composite materials which may or may not be used by Fiberite in its business. TRTC is interested in working with Adherent to determine whether the TRTC Core Technology, as improved by Adherent into the resulting TRTC Enhanced Technology under the contracts described above, would be so useful in Fiberites business.

     F. The parties desire to enter into an exclusive option arrangement, on the terms and conditions described in this Option Agreement.

                                   AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

                                   Article 1

                                     Option
                                     ------

     1.1 Grant of Option. TRTC hereby grants to Fiberite the exclusive right to enter into good faith negotiations with TRTC for the purpose of establishing a definitive business relationship or transaction, including, but not limited to, a joint venture or license.

     1.2 Field. The field (the "Field") of organic matrix composite materials which are the subject of this Agreement is defined as follows:

     a.  composite  materials  manufactured  and  distributed  to the aerospace, marine and leisure industry, primarily reinforced with continuous fiber materials (including but not limited to carbon, fiberglass and aramid), including both thermoset and thermoplastic materials, but expressly excluding non-preimpregnated unidirectional and woven fiberglass materials (including without limitation wet filament winding or hand layup or sprayed parts);


GT\553776B- 6

     b. short fiber and sheet molding compounds manufactured and distributed to the industrial, electrical and automotive industries, primarily consisting of graphite, glass, cotton and aramid; and

     c. other composite materials and resins, manufactured and distributed to the military and commercial printed circuit board industries.

     1.3 Term of Option.

     1.3.1 Option Period. The term of this option shall begin upon the Effective Date and end on the date sixty (60) days after the Process Milestone Date, as defined in Section 1.4.3 (the Option Period).

     1.3.2 Negotiation Period. If the option is exercised pursuant to Article 2 below during the Option Period, the parties shall have a period of up to sixty
(60) days in which to negotiate in good faith to consummate a mutually acceptable business relationship and/or transaction (the Negotiation Period).

     1.4 Consideration for Option. TRTC grants this option to Fiberite in consideration of the following mutual covenants:

     1.4.1 TRTC Consideration. TRTC, and by execution hereof Adherent, hereby agree to diligently conduct further research and development during the Option Period for the purpose of enhancing the TRTC Core Technology such that it will effectively operate to recycle organic matrix composite materials in the Field, resulting in the TRTC Enhanced Technology.

     1.4.2 Fiberite Consideration. Fiberite agrees during the Option Period (i) to conduct marketing analysis and studies for the purpose of determining whether a market exists for the recycled materials which result from recycling composite materials in the Field using the TRTC Enhanced Technology, and the extent, if any, to which a customer is willing to pay for such recycling services and/or recycled materials, (ii) to conduct a technical evaluation of the quality requirements of the recycled material, (iii) to determine the cost of starting up such a recycling business and the negative carry required to be funded during the start- up phase, and (iv) such other business analysis as Fiberite in its discretion deems necessary or appropriate for the purpose of determining the terms on which such a business can be operated effectively.


GT\5537768-6

     1.4.3 Success Payment. Fiberite shall pay TRTC a success fee of $25,000 on the later of (i) February 28, 1997, or (ii) such date (the Process Milestone
Date) that it demonstrates, to Fiberites reasonable satisfaction, the ability to recycle 100 pounds of composite material per hour using the TRTC Enhanced Technology.

                                   Article 2

                               Exercise of Option
                               ------------------

     2.1 Results of Option Period Research. On or before February 28, 1997, TRTC shall deliver to Fiberite evidence satisfactory to Fiberite that TRTC, through research conducted by Adherent or otherwise, has developed the TRTC Enhanced Technology. Without limiting the foregoing, TRTC shall provide Fiberite with the following:

     a. the functional specifications of the Equipment developed by TRTC, through Adherent, embodying the TRTC Enhanced Technology;

     b. he testing parameters and testing protocol employed by TRTC, through Adherent, for the purpose of determining the efficacy of the TRTC Enhanced Technology in recycling organic matrix composite materials in the Field, together with the results of such tests;

     c. samples of the recycled material resulting from the TRTC Enhanced Technology;

     d. cost of the Equipment embodying the TRTC Enhance Technology; and

     e. such other information as TRTC shall deem necessary or appropriate and such other information as Fiberite shall reasonably request. Without limiting the foregoing, Fiberite may request TRTC to conduct demonstrations of the TRTC Enhanced Technology and the Equipment.

     2.2 Exercise of Option. On or before the expiration of the option, and after reviewing the information and demonstrations (if any) described in Section 2.1, Fiberite in its sole discretion, shall deliver written notice to TRTC either (i) terminating this Agreement, effective immediately upon delivery of such written notice, or (ii) providing notice of intent to exercise option and to commence the negotiations described in Section 1.1. In the event Fiberite elects to


GT\553776-6

exercise the option, Fiberite shall accompany such written notice of intent to exercise with a copy of the results of the marketing analysis which Fiberite conducted during the Option Term, as described in Section 1.4.2.

     2.3 Good Faith Negotiations. Promptly upon receipt of notice of intent to exercise the option and the information described in Section 2.2 above, TRTC shall meet with Fiberite. The parties agree to negotiate in good faith during the Negotiation Period the final terms and conditions of a definitive business relationship and/or transaction.

The parties shall have the Negotiation Period during which to finalize the final terms and conditions in principle of definitive agreements. TRTC and Fiberite shall thereafter additionally execute, acknowledge and deliver any and all other documents necessary or appropriate to carry out the terms and conditions of such definitive agreements. If the parties are unable to reach agreement mutually satisfactory to both parties after good faith negotiations by the expiration of the Negotiation Period, this Option will automatically and immediately terminate (except for the provisions of Article 5), unless extended expressly in writing by document executed by both parties.

                                   Article 3

                           Failure to Exercise Option
                           --------------------------

     3.1 Termination. Upon delivery by Fiberite of notice of termination of this Agreement or upon the failure of Fiberite to elect to exercise the option on or before the expiration of the Option Period, this option and the rights of Fiberite shall automatically and immediately terminate without further notice. Thereafter, Fiberite agrees that it will execute, acknowledge and deliver to TRTC, within ten (10) days from request therefor, release of option or any other document reasonably requested by TRTC to verify the termination of this option. Notwithstanding the foregoing, the provisions contained in Article 5 shall survive the termination of the other provisions of this Option Agreement.

                                   Article 4

                          No Shop and Confidentiality
                          ---------------------------

     4.1 No Shop From the Effective Date through the expiration of the Option Period, and if Fiberite exercises the option as set forth in Section 2.2, then through the expiration of the Negotiation Period, TRTC and Adherent, and each of them, agree that neither

GT\553776-6

they, nor any of their affiliates, nor any of their respective officers, directors, employees, representatives or agents, shall discuss with any other party (other than Fiberite and other than for the purpose of developing the information more particularly described in Section 2.1 above), the concept of forming a corporation or other entity as a joint venture for the purposes of exploiting the TRTC Core Technology in the Field; the licensing of the TRTC Core Technology (or the TRTC Enhanced Technology, or any component thereof) in the Field; the development of equipment, the sale or leasing or other use of equipment, using the TRTC Enhanced Technology, or any component of the TRTC Core Technology in the Field; or otherwise discussions of any nature for the purpose of granting any such third party the ability to recycle organic matrix composite materials in the Field.

     4.2 Confidentiality. No announcement concerning the transactions contemplated by this Option Agreement may be made by either Fiberite, on the one hand, or TRTC or Adherent, on the other, without the prior approval of the other, except as may be required by law. The definitive agreements more particularly described in this Option Agreement will contain similar confidentiality restrictions. Nothing in this paragraph, however, is to be construed as precluding the parties to this Option Agreement from commencing and conducting the research and analysis described in Section 1.4.

                                   Article 5

                             Right of First Refusal
                             ----------------------

     If at any time following the termination of this Option Agreement, TRTC or Adherent shall enter into a written agreement providing for the license, sale, joint venture, further development or other action with the intent to further exploit the TRTC Core Technology or the TRTC Enhanced Technology within the Field, then Fiberite shall have a right of first refusal to enter into such transaction with TRTC and/or Adherent on the same terms and conditions. Fiberite must give TRTC and/or Adherent notice of its election to exercise this right of first refusal within thirty (30) days of receipt of written notice of the proposed transaction accompanied by copies of the executed definitive agreements and additional technical and/or marketing data provided to the prospective party to the transaction. In the event Fiberite does not elect to exercise the right of first refusal, TRTC and/or Adherent shall have a period of sixty (60) days to consummate the transaction on the same terms and conditions contained in the documents delivered to Fiberite. If such transaction is not consummated within such sixty (60) day period, any proposed transaction must be once again offered to Fiberite as set forth above.


GT\5537768-6

                                   Article 6

                                 Miscellaneous
                                 -------------

     6.1 Assignment. Fiberite, Adherent or TRTC may not assign this option without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that Fiberite shall have the right, in its sole discretion, to assign this Agreement in connection with the sale of substantially all of the assets of its business.

     6.2 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and any and all such items or payments shall be deemed to have been duly delivered upon personal delivery or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows:

        If to TRTC, to: Tire Recycling Technology Corporation
                3206 Candelaria, N.E.
                Albuquerque, New Mexico 87107

        If to Fiberite, to:     Fiberite, Inc.
                2055 East Technology Circle
                Tempe, Arizona 85284

        With a copy to: Elisabeth Eisner, Esq.
                Gray Cary Ware & Freidenrich
                4365 Executive Drive, Ste. 1600
                San Diego, California 92121

        If to Adherent, to:     Adherent Technologies, Inc.
                11208 Cochiti SE
                Albuquerque, New Mexico 87123

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

     6.3 Time of Essence. TRTC and Fiberite hereby acknowledge and agree that in light of the market conditions, the importance to the parties of the consummation of the transaction contemplated herein, TIME IS STRICTLY OF THE ESSENCE with respect to each and every


GT\553768-6

term, condition, obligation and provision herein and the option relating hereto, and the failureto TIMELY AND FULLY perform or satisfy any of the terms, conditions, obligations or provisions of this Agreement shall constitute a default hereunder.

     6.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

     6.5 Attorneys Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals and rehearings, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not. The prevailing party shall be entitled to include such reimbursement in any judgment or final order issued in that proceeding, or to maintain a separate action therefor. The prevailing party means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

     6.6 Binding Effect. Subject to any provisions concerning assignment contained in this Agreement, this Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

     6.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

     6.8 Counterparts. This Agreement may be signed in counterparts.


GT\553768-6

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

        TRTC:

        TIRE RECYCLING TECHNOLOGY
        CORPORATION

        By:
           ----------------------
        Its:
            ---------------------

        Adherent:

        ADHERENT  TECHNOLOGIES, INC

        By:
           ----------------------
        Its:
            ---------------------

        Fiberite:

        FIBERITE, INC.

        By:
           ----------------------
        Its:
            ---------------------

GT\553768-6

                                  EXHIBIT 10-t

                                PROMISSORY NOTE


$112,000.00                                             Date: September 24. 1996

For value received, the undersigned Titan Technologies, Inc. and TRTC (collectively the Promisor) each as principal, jointly and severally, promise to pay to the order of ESA World Trade, Ltd. (the Payee.), at 284 Bay Street 2nd Floor, Suite 200 P.O. Box N 9306, Nassau, Providence N 9306, Bahamas, (or at such other place as the Payee may designate in writing) the sum of $112,000.00 with interest from September 24, 1996, on the unpaid principal at the rate of
12.00 percent annually.

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 12.00 percent annually until paid.

The unpaid principal and accrued interest shall bc payable in full on September 24, 1997 (the Due Date). All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Promisor promises to pay a late charge of $3,000.00 for each installment that remains unpaid more than 7 day(s) after its due date. This late charge shall be paid as liquidated damages in lieu of actual damage, and not as a penalty.

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee. shall become due immediately, without demand or notice

1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

2) the death of the Promisor (s) or Payee(s);

3) the filing of bankruptcy proceedings involving the Promisor as a Debtor;

4) the application for appointment of a receiver for the Promisor;

5) the making of a general assignment for the benefit of the Promisors creditors;

6) the insolvency of the Promisor, or

7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

In addition, the Promisor shall be in default if there is a sale, transfer, assignment. or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note. If any of the above defaults apply to one Promisor, all Promisors shall be deemed in default of this Note regardless of whether all Promisors are directly involved in the default.

This Note is secured by a collateral of two hundred thousand common shares of the Titan Technologies, Inc (NASDAQ) transferred to ESA World Trade, Ltd. on receipt of Funds., dated September 24, 1996. The Payee is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

If any one or more of the provisions of this Note arc determined to be unenforceable, in whole or in part. for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall bc paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may bc exercised concurrently or consecutively at the Payees option.

This Note shall be construed in accordance with the laws of the State of New Mexico.

Signed this 22 day of September, 1996 at

------------------------------------------------

Titan Technologies, Inc.


By:
   ---------------------------------------------
Mr. Ron Wilder
President


TRTC

By:
   ---------------------------------------------
TRTC

GUARANTY

Mr. Ron Wilder unconditionally guarantees all the obligations of the Promisor under this Promissory Note.

Date: 22 September, 19 96


By:
   ---------------------------------------------
Mr. Ron Wilder